UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2017

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 250 City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	626-964-5788

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

On August 17, 2017, Marina Biotech, Inc. (the “Company”) entered into an amendment (the “Amendment”) of that certain Pharmaceutical Development Agreement dated as of March 30, 2017 by and between Windlas Healthcare Private Limited (“Windlas”) and the Company (the “Development Agreement”), relating to the development by Windlas of certain pharmaceutical products to be used for conducting clinical trials or for regulatory submissions, as more fully described therein.

Pursuant to the Amendment, the Company and Windlas agreed to amend the Development Agreement to reflect the Company’s agreement to issue to Windlas, and Windlas’ agreement to accept from the Company, in lieu of cash payments with respect to forty percent (40%) of the total amount reflected on invoices sent from time to time by Windlas to the Company, shares of the common stock of the Company (“Common Stock”) having an aggregate value equal to forty percent (40%) of such invoiced amount (with the remaining portion of the invoiced amount being paid in cash). For purposes of determining the number of shares of Common Stock to be issued to Windlas, each share of Common Stock shall have a value equal to the volume weighted average price of the Common Stock on the principal trading market for the Common Stock for the ten (10) trading days immediately prior to the date of the applicable invoice. The maximum value of Common Stock that may be issued to Windlas pursuant to the Development Agreement (as modified by the Amendment) is $2 million. The parties also agreed that the foregoing payment arrangement would apply to any Contract Manufacturing and Supply Agreement (or similar agreement) relating to the manufacturing of commercial batches of the products covered by the Development Agreement that may be entered into between the parties.

The Company will issue the shares of Common Stock to Windlas in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering. However, the Company agreed to register the resale of the shares of Common Stock issued to Windlas from time to time following the issuance of such shares to Windlas, subject to certain thresholds and limitations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

August 18, 2017	By:	/s/ Joseph W. Ramelli
	Name:	Joseph W. Ramelli
	Title:	Chief Executive Officer